FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549



     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of Report    June 9, 1994


               Rockefeller Center Properties, Inc.
     (Exact name of registrant as specified in its charter)


           Delaware                                     13-3280472
(State or other jurisdiction of                      (I.R.S.Employer
incorporation or organization)                       Identification No.)


         1270 Avenue of the Americas, New York, N.Y.  10020
      (Address of principal executive offices) (Zip Code)

                         (212) 698-1440
        (Registrant's telephone number, including area code)


(Former name, former address and former fiscal year, if changed since last report)




Item 5.  Other Events.

           On May 20, 1994, Rockefeller Center Properties and RCP Associates (collectively, the "Borrowers"), Rockefeller Center Properties, Inc. (the "Company") and Mellon Bank, N.A. entered into an escrow agreement (the "Escrow Agreement") pursuant to which the Borrowers have agreed to deposit from time to time in an escrow account cash and/or eligible securities so that the aggregate fair market value of the cash and/or eligible securities on deposit at any time is at least $46,500,000. The Company may withdraw the cash and/or eligible securities deposited in this escrow account at any time or from time to time after (a) the occurrence and during the continuation of an Event of Default under the loan agreement dated as of September 19, 1985, as amended, between the Company and the Borrowers (the "Loan Agreement") or (b) November 30, 1994, if the interest payment due under the Loan Agreement on November 30, 1994 has not been paid when due. The Escrow Agreement shall terminate upon the earlier of (a) payment in full, when due, of the interest payment due under the Loan Agreement on November 30, 1994 or (b) payment in full of all principal of and interest on the Loan and all other amounts owing by the Borrowers under the Loan Agreement.

Item 7.  Exhibits.

(99.1)         Conformed copy of the Escrow and Collateral
          Security Agreement dated May 20, 1994



                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ROCKEFELLER CENTER PROPERTIES, INC.



Date:  June 9, 1994             By: /s/RICHARD M. SCARLATA
                                   Richard M. Scarlata
                                   Senior Vice President
                                   Finance Administration
                                   (Principal Financial Officer and
                                   Principal Accounting Officer)